EXHIBIT 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement No. 333-22167 on Form S-8 pertaining to the M.D.C. Holdings, Inc. 401(k) Savings Plan of our report dated April 25, 2003, with respect to the financial statements and supplemental schedule of the M.D.C. Holdings, Inc. 401(k) Savings Plan included in this Annual Report on Form 11-K for the year ended December 31, 2002.

                                                           /s/Ernst & Young LLP

Denver, Colorado
May 27, 2003